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                                                                   Exhibit 10.15

                                PROMISSORY NOTE

Reno Nevada
November 22, 2000

     1. Promise to Pay. For value received, HomeSeekers.com, Incorporated, a Nevada corporation ("Borrower") 6490 S. McCarran, Suite D28, Reno, NV 89509, promises to pay to the order of William Tomerlin ("Holder"), on or before January 2nd, 2001 (the "Maturity Date") at Holder's office at 1625 Main Street, Minden, Nevada, 89423, or at such other place as Holder may designate, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000)(the "Principal Indebtedness"), plus interest and Purchase Warrants as computed below.

     2. Interest. The outstanding balance of the Principal Indebtedness shall bear interest in amount of Five Thousand Dollars ($5,000).

     3. Payment of Principal and Interest. The total Principal Indebtedness and all accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date, if not sooner paid.

     4. Security Agreement. This Promissory Note is secured by a security interest in certain personal property assets of Borrower more fully described in the Security Agreement dated the same date as this Promissory Note between Borrower, as debtor, and Holder, as secured party.

     5. Warrants to Purchase of Shares of HomeSeekers Common Stock. The Borrower shall issue to William Tomerlin one hundred thousand (100,000) Purchase Warrants to purchase shares of common stock of HomeSeekers.com, Inc. (HMSK). The Company shall register the shares underlying the Warrants concurrently with the next registration being filed by the Borrower, however, no later than forty five days from the date of this Agreement. The Warrants may be exercised as to all or a lesser number of shares and will contain provisions for same day cashless exercise. The term for the Warrants is three years and the price of each Warrant is eighty three cents ($.83).

     6. Governing Law, Jurisdiction and Waiver of Venue. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the fact that any of the parties hereto may be or may become a resident of a different country, state, or jurisdiction. Any suit, action or proceeding arising out of, or with respect to, this Promissory Note shall be filed in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the U.S. District Court for the District of Nevada, Nothern Division. The parties hereby consent to the personal jurisdiction of such courts within the County of Washoe, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division. The parties hereby waive any objections to venue in such courts within Washoe County, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division.

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     7.   Attorney Fees. If any action or law or in equity is necessary to enforce or interpret the terms of this Promissory Note, the prevailing party shall be entitled to receive from the other its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

     8. Waiver. This Promissory Note may be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by Borrower or Holder. The failure of Holder to enforce any of the provisions of this Promissory Note shall not impair the rights of Holder to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Promissory Note.

     IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed by its duly authorized officers, and its corporate seal to be affixed as of the day and year first above written.

                                            HOMESEEKERS.COM, INCORPORATED, a
                                            Nevada corporation



                                            By: /s/ GREG COSTLEY
                                               ---------------------------------

                                            Title: CEO
                                                  ------------------------------


                                            HOLDER



                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------